                                                                    Exhibit 23.3




                      Consent of Independent Accountants

We consent to the incorporation by reference in this pre-effective Amendment No. 1 to the registration statement on Form S-3 of our report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, dated August 31, 1994, on our audit of the financial statements of KnowledgeWare, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".



                                        /s/ Coopers & Lybrand L.L.P.

                                            Coopers & Lybrand L.L.P.


Atlanta, Georgia
May 22, 1995